                                                                   Exhibit 10.60

                               AMENDMENT NO. 2 TO

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


        This Amendment No. 2 to Second Amended and Restated Credit Agreement ("Amendment") dated as of May 29, 2001, is made by and between Datum Inc., a Delaware corporation ("Borrower"), and Wells Fargo Bank, National Association ("Bank").

                                    RECITALS

        This Amendment is made with reference to the following facts:

        A. Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Second Amended and Restated Credit Agreement between Borrower and Bank dated as of July 7, 2000 (as amended, extended, renewed, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement.

        B. Subject to the terms and conditions set forth herein, Borrower and Bank have agreed to amend the Credit Agreement, and Bank has agreed to waive a provision of the Credit Agreement, in each case as set forth below.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and benefits contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Bank agree as follows:

        1. Section 1.1.

            (a) The following existing definitions in Section 1.1 of the Credit Agreement are amended to read in full as set forth below:

               "'Line of Credit Termination Date' means May 29, 2003."

               "'Real Property Collateral' means, as of any date of determination, the real property owned by the Loan Parties in which the Bank has a first priority perfected Lien."



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


            (b) Section 1.1 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical locations:

               "'Loan and Trust Agreement' means that certain Loan and Trust Agreement dated as of May 1, 2001 among Massachusetts Development Finance Agency, Systems and Wells Fargo Bank Minnesota, National Association, as Trustee, concerning the issue of $2,725,000 of Massachusetts Development Finance Agency Variable Rate Demand Revenue Bonds Frequency & Time Systems Issue, Series 2001."

               "'Maximum Line of Credit Amount' means, as of any date of determination, the sum of (a) $12,500,000 plus (b) the amount of all principal payments received by Bank on the Term Note subsequent to the Second Amendment Effective Date."

               "'Second Amendment Effective Date' means May 29, 2001."

               "'Systems Bonds' means the 'Bonds' as defined in the Loan and Trust Agreement."

               "'Systems Letter of Credit' means the Letter of Credit in the amount of $2,758,596 issued in favor of Wells Fargo Bank Minnesota, National Association, as Trustee, as a credit enhancement in support of the Massachusetts Development Finance Agency Variable Rate Demand Revenue Bonds Frequency & Time Systems Issue, Series 2001, the proceeds of which Bonds will be used to finance the acquisition, construction and equipping of manufacturing facilities of Systems located in Beverly, Massachusetts."

               "'Systems Trustee' means Wells Fargo Bank Minnesota, National Association, as Trustee under the Loan and Trust Agreement, and any successor trustee."

            (c) The following existing definitions in Section 1.1 of the Credit Agreement are deleted in their entirety: "Borrowing Base", "Borrowing Base Certificate", "Borrowing Base Parties", "Eligible Receivables" and "Eligible Receivables Component".

        2. Section 2.1(a). Section 2.1(a) of the Credit Agreement is amended to read in full as follows:

               "(a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make Advances to Borrower from time to time up to and including the Line of Credit Termination Date, not to exceed at any time the Maximum Line of Credit Amount ('Line of Credit'), the proceeds of which shall be used for general working capital purposes. Borrower's obligation to repay Advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit B attached hereto ('Line of Credit Note'), all terms of which are incorporated herein by this reference."

        3. Section 2.1(b). Section 2.1(b) of the Credit Agreement is amended to read in full as follows:


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

               "(b) [Reserved]."

        4. Section 2.1(d).

               (a) Section 2.1(d)(i).

                   (i) Section 2.1(d)(i) of the Credit Agreement is amended by changing the reference to "Five Hundred Thousand Dollars ($500,000.00)" therein to "Three Million Five Hundred Thousand Dollars ($3,500,000.00)"; and

                   (ii) Section 2.1(d)(i) of the Credit Agreement is further
               amended by changing the reference to "June 15, 2002" therein to "May 29, 2004".

            (b) Section 2.1(d)(iii). The following new Section 2.1(d)(iii) is hereby added to the Credit Agreement immediately after Section 2.1(d)(ii):

                   "(iii) Borrower agrees that Bank may notify any beneficiary of a Letter of Credit of the occurrence of an Event of Default. In addition, Borrower agrees that upon the occurrence of an Event of Default, Bank may request that the Systems Trustee accelerate the Systems Bonds."

            (c) Section 2.1(d)(iv). The following new Section 2.1(d)(iv) is hereby added to the Credit Agreement immediately after Section 2.1(d)(iii):

                   "(iv) (a) Borrower agrees to cause Systems to make an
               optional redemption of the Systems Bonds under Section 310(d) of the Loan and Trust Agreement on the Interest Payment Date (as defined in the Loan and Trust Agreement) occurring on the first Business Day (as defined in the Loan and Trust Agreement) of each of the following calendar months (provided that the Systems Letter of Credit is outstanding on each such date and provided further that each such optional redemption is permitted under the Loan and Trust Agreement), in the principal amounts indicated below:

                     Calendar Month                      Principal Amount
                     --------------                      ----------------
                     December 2001                       $30,000
                     June 2002                           $30,000
                     December 2002                       $30,000
                     June 2003                           $30,000
                     December 2003                       $30,000
                     June 2004                           $30,000
                     December 2004                       $35,000
                     June 2005                           $35,000
                     December 2005                       $35,000


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

                     June 2006                           $35,000

                   (b) With respect to the Systems Letter of Credit, the 'Bank
            Rate' as defined in the Loan and Trust Agreement, as of any date of determination, shall be an amount equal to 50 basis points in excess of the then applicable interest rate payable pursuant to the Loan and Trust Agreement on the Systems Bonds which are not Borrower Bonds (as defined in the Loan and Trust Agreement) or Bank Bonds (as defined in the Loan and Trust Agreement)."

        5. Section 2.2(b). Section 2.2(b) of the Credit Agreement is amended to read in full as follows:

            "(b) [Reserved]."

        6. Section 2.3. Section 2.3 of the Credit Agreement is amended to read in full as follows:

            "2.3 [Reserved]."

        7. Section 2.4(c)A. The following new Section 2.4(c)A is added to the Credit Agreement immediately after Section 2.4(c):

            "(c)A Annual Line of Credit Fee. On the Second Amendment Effective Date and on each anniversary thereof, Borrower shall pay to Bank a nonrefundable line of credit fee equal to Ten Thousand Dollars ($10,000.00)."

        8. Section 2.4(e). Section 2.4(e) is amended by changing the reference to "one-half percent (0.50%) per annum" therein to "three-tenths of one percent (0.30%) per annum".

        9. Section 2.7(b)(ii). Section 2.7(b)(ii) of the Credit Agreement is amended to read in full as follows:

            "(ii) [Reserved]; and"

        10. Section 2.9. The third sentence of Section 2.9 of the Credit Agreement is amended to read in full as follows:

            "In connection with the foregoing, Borrower acknowledges that Bank may conduct periodic audits and appraisals of the Collateral, at such intervals as Bank may reasonably require and that such audits and appraisals may be performed by employees of Bank or by independent parties."

        11. Section 5.3(c). Section 5.3(c) of the Credit Agreement is amended to read in full as follows:



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



            "(c) [Reserved]."

        12. Section 5.9.

            (a) Section 5.9(a) of the Credit Agreement is amended to read in full as follows:

                   "(a) Quick Ratio at all times greater than 1.3:1.0, with
            'Quick Ratio' defined as the aggregate of unrestricted cash, unrestricted marketable securities and receivables readily convertible into cash divided by total current liabilities. In calculating the foregoing, outstanding Advances on the Line of Credit and amortization payments on the Term Loan shall be deemed current liabilities."

            (b) The first sentence of Section 5.9(c) of the Credit Agreement is amended to read in full as follows:

            "EBITDA Coverage Ratio greater than 2.0 to 1.0 as of the end of each fiscal quarter, with 'EBITDA' defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, and with 'EBITDA Coverage Ratio' defined as EBITDA for the four fiscal quarter period ending as of the date of determination (the 'Test Period') divided by the aggregate of total interest expense plus the amount of scheduled amortization on long-term debt (including, without limitation, the Term Loan) and the amount of scheduled amortization on subordinated debt paid during the Test Period."

        13. Section 6.2. Section 6.2 of the Credit Agreement is amended to read in full as follows:

               "Section 6.2 CAPITAL EXPENDITURES. Make, or permit any Guarantor to make, any additional investment in fixed assets during the period from January 1, 2001 through and including December 31, 2002 in excess of an aggregate of $16,500,000 for Borrower and all Guarantors combined."

        14. Section 8.3. Notwithstanding anything to the contrary contained in the Credit Agreement, the references to "Existing Loan Documents" in Section 8.3 shall not include the Vision Drive Mortgage or any modifications thereto.

        15. Exhibit A. Exhibit A attached to the Credit Agreement is amended to read in full as follows:

            "[Reserved]."

        16. Exhibit B. Exhibit B attached to the Credit Agreement is replaced in its entirety by Exhibit B attached hereto as Annex 1.


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        17. Exhibit C. Exhibit C attached to the Credit Agreement is replaced in its entirety by Exhibit C attached hereto as Annex 2.

        18. Waiver of Section 2.1(d)(i). Bank hereby waves the limitation in
Section 2.1(d)(i) of the Credit Agreement which provides that Letters of Credit be issued for the account of Borrower to the extent necessary to permit the issuance of the Systems Letter of Credit as a "Letter of Credit" under the Credit Agreement, which Letter of Credit shall be for the account of Systems.

        19. Release of Lien on Vision Drive Real Property. Bank agrees to reconvey the Vision Drive Mortgage to Austin-Datum (successor in interest to Austron) subsequent to the Second Amendment Effective Date.

        20. Conditions Precedent. The effectiveness of this Amendment and Bank's agreements set forth herein are subject to the satisfaction of each of the following conditions precedent:

            20.1 Documentation. Borrower shall have delivered or caused to be delivered to Bank, at Borrower's sole cost and expense, the following, each of which shall be in form and substance satisfactory to Bank:

               (a) The executed original of this Amendment;

               (b) The executed original of a Fourth Amended and Restated Revolving Line of Credit Note in the form attached hereto as Annex 1;

               (c) The executed original of a First Amended and Restated Term
        Note in the form attached hereto as Annex 2;

               (d) Written consent of Guarantors attached hereto as Annex 3; and

               (e) such authorization documents with respect to Guarantors as Bank shall reasonably require.

            20.2 Representations and Warranties. All of the representations and warranties of Borrower contained herein shall be true and correct on and as of the date of execution hereof and no Event of Default shall have occurred and be continuing under the Credit Agreement or any of the other Loan Documents, as modified hereby.

        21. Representations And Warranties. Borrower makes the following representations and warranties to Bank as of the date hereof, which representations and warranties shall survive the execution, termination or expiration of this Amendment and shall continue in full force and effect until the full and final satisfaction and discharge of all obligations of Borrower to Bank under the Credit Agreement and the other Loan Documents:


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


            21.1 Reaffirmation of Prior Representations and Warranties. Borrower hereby reaffirms and restates as of the date hereof, all of the representations and warranties made by Borrower in the Credit Agreement and the other Loan Documents, except to the extent such representations and warranties specifically relate to an earlier date.

            21.2 No Default. No Event of Default or other default has occurred and remains continuing under any of the Loan Documents.

            21.3 Due Execution. The execution, delivery and performance of this Amendment and any instruments, documents or agreements executed in connection herewith are within the powers of Borrower and the other Loan Parties party thereto, have been duly authorized by all necessary action, and do not contravene any law, the articles of incorporation, bylaws, articles of organization, operating agreement, partnership agreement or other organizational documents of such parties, result in a breach of, or constitute a default under, any contractual restriction, indenture, trust agreement or other instrument or agreement binding upon any of such parties.

            21.4 No Further Consent. The execution, delivery and performance of this Amendment and any documents or agreements executed in connection herewith do not require any consent or approval not previously obtained of any governmental agency, equity holder, beneficiary or creditor of Borrower.

            21.5 Binding Agreement. This Amendment, and each of the other instruments, documents and agreements executed in connection herewith constitute the legal, valid and binding obligation of Borrower or other Loan Parties party thereto and are enforceable against such parties in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws or equitable principles relating to or limiting creditors' rights generally.

        22. Miscellaneous

            22.1 Recitals Incorporated. The Recitals set forth above are incorporated into and are made a part of this Amendment.

            22.2 Further Assurances. Borrower, at its sole cost and expense, agrees to execute and deliver all documents and instruments and to take all other actions as may be specific ally provided for herein and as may be required in order to consummate the purposes of this Amendment. Borrower shall diligently and in good faith pursue the satisfaction of any conditions or contingencies in this Amendment.

            22.3 No Third Parties. Except as specifically provided herein, no third party shall be benefitted by any of the provisions of this Amendment; nor shall any such third party have the right to rely in any manner upon any of the terms hereof, and none of the covenants, representations, warranties or agreements herein contained shall run in favor of any third party.


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


            22.4 Time is of the Essence. Time is of the essence for the performance of all obligations and the satisfaction of all conditions of this Amendment. The parties intend that all time periods specified in this Amendment shall be strictly applied, without any extension (whether or not material) unless specifically agreed to in writing by all parties hereto.

            22.5 Costs and Expenses. In addition to the obligations of Borrower under the Credit Agreement, Borrower agrees to pay all costs and expenses (including without limitation reasonable attorneys' fees) expended or incurred by Bank in connection with the negotiation, documentation and preparation of this Amendment and any other documents executed in connection herewith, and in carrying out the terms of this Amendment, whether incurred before or after the effective date hereof.

            22.6 Integration; Interpretation. The Loan Documents, including this Amendment and the documents, instruments and agreements executed in connection herewith, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations, discussions and correspondence. The Loan Documents shall not be modified except by written instrument executed by all parties thereto.

            22.7 Counterparts and Execution. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. However, this Amendment shall not be binding on Bank until all parties have executed it.

            22.8 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

            22.9 Non-Impairment of Loan Documents. On the date all conditions precedent set forth herein are satisfied in full, this Amendment shall be a part of the Credit Agreement. Except as expressly provided in this Amendment or in any other document, instrument or agreement executed by Bank, all provisions of the Loan Documents shall remain in full force and effect, and Bank shall continue to have all its rights and remedies under the Loan Documents.

            22.10 No Waiver. Nothing herein shall be deemed a waiver by Bank of any Event of Default, and nothing herein shall be deemed a waiver by Bank of any other default under the Loan Agreement or any document executed in connection with the Loan Agreement. No delay or omission of Bank to exercise any right, remedy or power under any of the Loan Documents shall impair such right, remedy or power or be construed to be a waiver of any default or an acquiescence therein, and single or partial exercise of any such right, remedy or power shall not preclude other or further exercise thereof or the exercise of any other right, remedy or power. No waiver of any term, covenant, or condition shall be deemed to waive Bank's right to enforce such term, covenant or condition at any other time.



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


            22.11 Successors and Assigns. The terms of this Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties to this Amendment.

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first set forth above.


DATUM INC.,                                  WELLS FARGO BANK, NATIONAL
a Delaware corporation                       ASSOCIATION



By:__________________________                By:__________________________
     Name:                                        Name:
     Title:                                       Title:














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
                                                                         Annex 1

                                    EXHIBIT B

            FOURTH AMENDED AND RESTATED REVOLVING LINE OF CREDIT NOTE


$16,000,000.00                                                Irvine, California
                                                                    May 29, 2001

        FOR VALUE RECEIVED, the undersigned DATUM INC., a Delaware corporation ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Orange Coast Regional Commercial Banking Office, 2030 Main Street, Suite 900, Irvine, California 92614, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Sixteen Million Dollars ($16,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein. This Note amends and restates in its entirety that certain Third Amended and Restated Revolving Line of Credit Note dated July 7, 2000 executed and delivered by Borrower to the order of Bank in the original principal amount of up to $10,000,000.00 (the "Prior Note"). Amounts outstanding and committed under the Prior Note shall, upon the effectiveness of this Note be deemed to be outstanding and committed hereunder and evidenced hereby, subject, however, to all terms and conditions hereunder and under the Credit Agreement referred to below. This Note is the "Line of Credit Note" referred to in the Credit Agreement.

DEFINITIONS:

        As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

        (a) "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in California are authorized or required by law to close.

        (b) "Credit Agreement" means that certain Second Amended and Restated Credit Agreement between Borrower and Bank dated as of July 7, 2000, either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplemented.

        (c) "Fixed Rate Term" means a period commencing on a Business Day and continuing for (1) one month, (2) months, (3) months or (6) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than Five Hundred Thousand Dollars ($500,000.00); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any


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

Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

        (d) "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

                      LIBOR =                Base LIBOR
                              ---------------------------------------
                                  100% - LIBOR Reserve Percentage

        (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

        (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

        (e) "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

INTEREST:

        (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) either (i) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be two percent (2.00%) above LIBOR in effect on the first day of the applicable Fixed Rate Term. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR selection hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually


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

or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

        (b) Selection of Interest Rate Options. At any time any portion of this Note bears interest determined in relation to LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower. At such time as Borrower requests an advance hereunder or wishes to select a LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying: (i) the interest rate option selected by Borrower; (ii) the principal amount subject thereto; and (iii) for each LIBOR selection, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone (or such other electronic method as Bank may permit) so long as, with respect to each LIBOR selection, (A) if requested by Bank, Borrower provides to Bank written confirmation thereof not later than three (3) Business Days after such notice is given, and (B) such notice is given to Bank prior to 10:00 a.m. on the first day of the Fixed Rate Term, or at a later time during any Business Day if Bank, at it's sole option but without obligation to do so, accepts Borrower's notice and quotes a fixed rate to Borrower. If Borrower does not immediately accept a fixed rate when quoted by Bank, the quoted rate shall expire and any subsequent LIBOR request from Borrower shall be subject to a redetermination by Bank of the applicable fixed rate. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

        (c) Limitation on LIBOR Portions. Unless Bank otherwise consents, no more than one (1) portion of the outstanding principal balance of this Note shall bear interest in relation to Bank's LIBOR at any time.

        (d) Taxes and Regulatory Costs. Borrower shall pay to Bank immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.


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

        (e) Payment of Interest. Interest accrued on this Note shall be payable on the first day of each month, commencing June 1, 2001.

        (f) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

        (a) Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on May 29, 2003.

        (b) Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (i) Erik H. van der Kaay or Chris Felfe or Robert Krist, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any deposit account of Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by Borrower.

        (c) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest Fixed Rate Term first.

PREPAYMENT:

        (a) Prime Rate. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.


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

        (b) LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to LIBOR at any time and in the minimum amount of Two Hundred Fifty Thousand Dollars ($250,000.00); provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

        (i) Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

        (ii) Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

        (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum four percent (4.00%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed). Each change in the rate of interest on any such past due prepayment fee shall become effective on the date each Prime Rate change is announced within Bank.

EVENTS OF DEFAULT:

        This Note is made pursuant to and is subject to the terms and conditions of the Credit Agreement. Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

        (a) Remedies. Upon the sale, transfer, hypothecation, assignment or other encumbrance, whether voluntary, involuntary or by operation of law, of all or any interest in any real property securing this Note, or upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in- house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity.

        (b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

        (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                        DATUM INC.,
                                        a Delaware corporation


                                        By: ___________________________
                                              Name:
                                              Title:


                                        By: ___________________________
                                              Name:
                                              Title:

                                                                        Annex 2

                                    EXHIBIT C

                      FIRST AMENDED AND RESTATED TERM NOTE


$3,500,000.00                                                 Irvine, California
                                                                    May 29, 2001


        FOR VALUE RECEIVED, the undersigned DATUM INC., a Delaware corporation ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Orange Coast Regional Commercial Banking Office, 2030 Main Street, Suite 900, Irvine, California 92614, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00), with interest thereon as set forth herein. This Note amends and restates in its entirety that certain Term Note dated July 7, 2000 executed and delivered by Borrower to the order of Bank in the original principal amount of $6,000,000.00 (the "Prior Note"). Amounts outstanding and committed under the Prior Note shall, upon the effectiveness of this Note, be deemed to be outstanding and committed hereunder and evidenced hereby, subject, however, to all terms and conditions hereunder and under the Credit Agreement referred to below.

INTEREST:

        (a) Interest. The outstanding principal balance of this Note shall bear interest at nine and three-twentieths percent (9.15%) per annum (computed on the basis of a 360-day year, actual days elapsed).

        (b) Payment of Interest. Interest accrued on this Note shall be payable on the first day of each month, commencing June 1, 2001.

        (c) Default Rate. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

REPAYMENT AND PREPAYMENT:

        (a) Repayment. Principal shall be payable on the first day of each month in installments of Two Hundred Fifty Thousand Dollars ($250,000.00) each, commencing June 1, 2001, and continuing up to and including June 1, 2002, with a final installment consisting of all remaining unpaid principal due and payable in full on June 15, 2002.

        (b) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

        (c) Prepayment. Borrower may prepay principal on this Note in the minimum amount of Two Hundred Fifty Thousand Dollars ($250,000.00); provided however, that if the outstanding principal balance of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance hereof. In consideration of Bank providing this prepayment option to Borrower, or if this Note shall become due and payable at any time prior to the maturity date hereof by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which said maturity date occurs, calculated as follows for each such month:

        (i) Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the maturity date hereof.

        (ii) Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term until the maturity date hereof at the Treasury Rate in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

        (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by the Treasury Rate used in (ii) above.

Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum four percent (4.00%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed). The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest on any such past due prepayment fee shall become effective on the date each Prime Rate change is announced within Bank.

        The "Treasury Rate" means the yield to maturity at the asked price of the applicable obligation of the United States Treasury, with the applicable obligation determined by Bank to be the Treasury obligation that will mature on the maturity date of this Note (or the next day thereafter for which an asked price is readily quoted in the public securities market), with the understanding that such rate serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

        All prepayments of principal shall be applied on the most remote principal installment or installments then unpaid.

EVENTS OF DEFAULT:

        This Note is made pursuant to and is subject to the terms and conditions of that certain Second Amended and Restated Credit Agreement between Borrower and Bank dated as of July 7, 2000, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

        (a) Remedies. Upon the sale, transfer, hypothecation, assignment or other encumbrance, whether voluntary, involuntary or by operation of law, of all or any interest in any real property securing this Note, or upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity.

        (b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

        (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                        DATUM INC.,
                                        a Delaware corporation


                                        By: ___________________________
                                              Name:
                                              Title:


                                        By: ___________________________
                                              Name:
                                              Title:

                                                                         Annex 3

                              Consent of Guarantors

        In order to induce Bank to agree to the terms of the Amendment, each undersigned Guarantor (a) acknowledges receipt of a copy of the Amendment, (b) consents to Borrower entering into the Amendment and to Borrower and the other parties thereto entering into all of the other documents, instruments and agreements now or hereafter executed in connection therewith, and (c) agrees that nothing contained in the Amendment, or in any other document, instrument or agreement executed in connection therewith, shall serve to diminish, alter, amend or affect in any way such Guarantor's obligations under that certain Second Amended and Restated Guaranty dated as of July 7, 2000 by the undersigned Guarantors in favor of Bank (the "Guaranty"). Each of the undersigned Guarantors expressly and knowingly reaffirms its liability under the Guaranty and acknowledges that it has no defense, offset or counterclaim against Bank with respect to the Guaranty.

AUSTRON, INC.,                                 EFRATOM TIME AND FREQUENCY
a Texas corporation                            PRODUCTS, INC.,
                                               a Colorado corporation


By:__________________________                  By:__________________________
     Name:                                           Name:
     Title:                                          Title:


By:__________________________                  By:__________________________
     Name:                                           Name:
     Title:                                          Title:


FREQUENCY & TIME SYSTEMS,                      DIGITAL DELIVERY, INC.,
INC., a Delaware corporation                   a Massachusetts corporation


By:__________________________                  By:__________________________
     Name:                                          Name:
     Title:                                         Title:


By:__________________________                  By:__________________________
     Name:                                          Name:
     Title:                                         Title:

AUSTIN-DATUM, LP, a Texas                      DATUM-AUSTIN HOLDINGS I, LLC,
limited partnership                            a California limited liability
                                               company

By: DATUM-AUSTIN HOLDINGS I, LLC,
    a California limited liability
    company, its General Partner

    By:__________________________              By:__________________________
         Name:                                      Name:
         Title:                                     Title:


    By:__________________________              By:__________________________
         Name:                                      Name:
         Title:                                     Title:


DATUM-AUSTIN HOLDINGS II, LLC,
a California limited liability company


By:__________________________
     Name:
     Title:


By:__________________________
     Name:
     Title:





                                      -2-